UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 6, 2018
AMKOR TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-29472	23-1722724

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2045 EAST INNOVATION CIRCLE
TEMPE, AZ 85284
(Address of Principal Executive Offices, including Zip Code)
(480) 821-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)     On February 6, 2018, the Board of Directors (the “Board”) of Amkor Technology, Inc. (the “Company”) expanded the Board to twelve members and appointed Doug Alexander and MaryFrances McCourt directors of the Company effective on that date. The Board has not appointed Mr. Alexander or Ms. McCourt to any committees of the Board.

Upon their appointment to the Board, the new directors each became entitled to an annual retainer of $50,000, and will be paid $2,000 for each regularly scheduled Board or committee meeting they attend, and $1,000 for each telephonic Board or committee meeting they attend. The new directors will also be entitled to reimbursement from the Company for travel and other reasonable out-of-pocket expenses they incur in connection with attending Board and committee meetings. In addition, upon their appointment to the Board, each new director received an option to purchase 4,657 shares of the Company’s common stock and 985 shares of the Company’s restricted stock, pursuant to pro-rated automatic grants under the Company’s Amended and Restated 2007 Equity Incentive Plan. Upon re-election to the Board by the Company’s stockholders, non-employee directors automatically receive an option to purchase 20,000 shares of the Company’s common stock and restricted stock having a fair market value on the grant date of $40,000. Under the applicable terms of the Amended and Restated 2007 Equity Incentive Plan, vesting for options and the lapse of restrictions for restricted stock occurs on the earlier of the first anniversary of the date of grant or the date of the first annual meeting of the stockholders of the Company immediately following the date of grant, in either case, subject to the non-employee director’s continued service through the applicable date.

There are no arrangements or understandings between either new director and any other persons pursuant to which he or she was selected as a director, and neither has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Additional information regarding these appointments is contained in the press release attached hereto as Exhibit 99.1.

(e)     On February 7, 2018, the Compensation Committee of the Board approved the following base salary increases for the Company's principal financial officer and a named executive officer: Megan Faust, Corporate Vice President and Chief Financial Officer, from $315,000, to $375,000; Giel Rutten, Executive Vice President, Advanced Products, from $450,000 to $485,000.

ITEM 9.01 Financial Statements and Exhibits.
(d)     Exhibits.

99.1	Press release issued by Amkor Technology, Inc., dated February 9, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 9, 2018	Amkor Technology, Inc.

/s/ Gil C. Tily
Gil C. Tily
Executive Vice President Chief Administrative Officer and General Counsel

EXHIBIT INDEX:

Exhibit	Description
99.1	Press release issued by Amkor Technology, Inc., dated February 9, 2018.